TENANT'S LEASE ASSIGNMENT

ASSIGNMENT made this 28th day of March, 2006 by and between Brooklyn Cheesecake and Desserts Company, Inc. (NY) and its wholly-owned subsidiary J.M. Specialties, Inc.,a New Jersey Corporation, located at 20 Passaic Avenue, Fairfield, New Jersey 07004 (hereinafter referred to as the "Assignor"); and Brooklyn Cheesecake & Dessert Inc. (NJ), a New Jersey Corporation, located at 360 Hollywood Avenue, Tuckahoe, New York 10707 (hereinafter referred to as the "Assignee").

WITNESSETH:

WHEREAS, Assignee and Assignor are concurrently herewith closing under an agreement of even date herewith (the "Exchange Agreement") relating to the exchange of substantially all of the business and assets of Assignor by Assignee in satisfaction of certain indebtedness owed to the Assignee; and

WHEREAS, the Assignor has requested Assignee assume all lease obligations for the use of the premises where the assets being exchanged are located ("Leased Premises").

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Lease Assignment. As part of the Exchange Agreement, BCAK-NJ, hereby agrees to assume full responsibility for all obligations arising under the lease currently in effect between Assignor and the landlord of the Leased Premises. A copy of said Lease is annexed hereto as Schedule 1.

2. Possession of Premises. The Assignor shall be deemed to be in lawful possession of the Leased Premises and shall have the right to occupy the Leased Premises and assign such interest to the Assignee without any required consent or legal action.

3. Notices. Any notices or other communications required or permitted hereunder shall be given in writing and shall be deemed to have been given if placed in the United States mail, registered or certified, postage prepaid, return receipt requested, addressed to each party as such address appears in this Agreement above.

7. Miscellaneous. This Lease Assignment may not be amended, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. This Tenant's Lease Assignment shall be construed in accordance with and governed by the laws of the State of New York without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Tenant's Lease Assignment as of the date first above written.

BROOKLYN CHEESECAKE AND DESSERTS COMPANY, INC. (NY)
ASSIGNOR

By: Anthony J. Merante
Title: Anthony J. Merante, President

J.M. SPECIALTIES, INC. A NEW JERSEY CORPORATION
ASSIGNOR

By: Anthony J. Merante
Title: Anthony J. Merante, President

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC. (NJ)

By: Ronald Schutté
Title: Ronald L. Schutté, President

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE, made as of this 31st day of October, 2003 ("Sixth Amendment"), between **AIRPORT PLAZA SHOPPING CENTER, L.L.C.**, a Delaware limited liability company (successor-in-interest to Passaic '85 Associates, L.P.), having an office at c/o Tri-Coastal Design Group, Inc., 905 Murray Road, East Hanover, New Jersey 07936 ("Landlord"), and **J.M. SPECIALTIES, INC., A NEW JERSEY CORPORATION**, a New Jersey corporation (successor-in-interest to Chatterley Elegant Desserts Inc.), having an office at 20 Passaic Avenue, Fairfield, New Jersey 07004 ("Tenant").

WITNESSETH:

WHEREAS, by Agreement of Lease dated June 26, 1989, as amended by Lease Modification Agreement dated June 1, 1993, Second Amendment to Lease dated January 31, 1994, Third Amendment to Lease dated January 31, 1994, Fourth Amendment to Lease dated January 31, 1994, and Amendment to Lease dated January [no date], 2002 (collectively, the "Lease"), Landlord leased to Tenant, and Tenant leased from Landlord, certain premises as more particularly described in the Lease ("Premises"), located in a building known as 20 Passaic Avenue, Fairfield, New Jersey ("Building"), for a Term which is scheduled to expire on December 31, 2004; and

WHEREAS, Landlord and Tenant are mutually desirous of amending the Lease in order to extend the Term and reduce the square footage of the Premises, and in certain other respects in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, and for other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged, the parties hereto by these presents do covenant and agree as follows:

1. The recital clauses set forth above shall be deemed a part of this Sixth Amendment as though set forth verbatim and at length herein.

2. Except as otherwise expressly set forth herein, all capitalized terms in this Sixth Amendment shall have the meanings set forth for such terms in the Lease.

3. Effective as of the date hereof, the Term of the Lease shall be extended for an additional period of three (3) years and eight (8) months, such that the expiration date of the Lease shall be deemed to be "August 31, 2008".

4. Effective as of September 1, 2003:

   A. The square footage of the Premises, shall be deemed to be "twenty-seven thousand three hundred sixty-two (27,362) square feet".

B. The Minimum Guaranteed Rent ("MGR") reserved and covenanted to be paid by Tenant to Landlord under the Lease, shall be deemed to be: "(i) for the period September 1, 2003, through August 31, 2004, the sum of ONE HUNDRED THIRTY-SIX THOUSAND EIGHT HUNDRED AND 00/100 ($136,800.00) DOLLARS per annum, payable in equal monthly installments of ELEVEN THOUSAND FOUR HUNDRED AND 00/100 ($11,400.00) DOLLARS each; (ii) for the period September 1, 2004, through August 31, 2005, the sum of ONE HUNDRED FORTY-FOUR THOUSAND AND 00/100 ($144,000.00) DOLLARS per annum, payable in equal monthly installments of TWELVE THOUSAND AND 00/100 ($12,000.00) DOLLARS each; (iii) for the period September 1, 2005, through August 31, 2006, the sum of ONE HUNDRED FIFTY-SIX THOUSAND AND 00/100 ($156,000.00) DOLLARS per annum, payable in equal monthly installments of THIRTEEN THOUSAND AND 00/100 ($13,000.00) DOLLARS each; (iv) for the period September 1, 2006, through August 31, 2007, the sum of ONE HUNDRED SIXTY-TWO THOUSAND AND 00/100 ($162,000.00) DOLLARS per annum, payable in equal monthly installments of THIRTEEN THOUSAND FIVE HUNDRED AND 00/100 ($13,500.00) DOLLARS each; and (v) for the period September 1, 2007, through August 31, 2008, the sum of ONE HUNDRED SIXTY-EIGHT THOUSAND AND 00/100 ($168,000.00) DOLLARS per annum, payable in equal monthly installments of FOURTEEN THOUSAND AND 00/100 ($14,000.00) DOLLARS each".

C. Tenant's pro rata share, shall be deemed to be "seventy-six and three tenths (76.3%) percent".

D. Landlord shall, at its sole cost and expense, provide landscaping and snow removal services to the Building and the Common Area, the cost of which shall not be included as an Operating Cost of the Building.

E. Landlord acknowledges that the amount due Landlord for Common Area Maintenance associated with the billing period beginning on June 1, 2001 and ending on May 31, 2002 ("CAM Amount Due") as set forth in the letters dated September 17, 2002, and November 7, 2002, from Management Support Services to Tenant, was stated to be $20,688.70, and that subsequent to such letters, the CAM Amount Due was recalculated to be $20,933.05. Landlord further acknowledges that: (i) it has forgiven $10,933.05 of the CAM Amount Due by Tenant; (ii) the balance of $10,000.00 has been paid in full; and (iii) there are no further amounts due on the CAM Amount Due, except for Common Area Maintenance charges associated with the period beginning on June 1, 2002 and thereafter.

5. A. Inasmuch as Tenant currently occupies the Premises and is fully familiar with the condition thereof, Tenant agrees to accept the Premises in its "as-is" and "where-is" condition, as of the date hereof, subject to Landlord's repair obligations under the Lease.

B. (1) Tenant understands and agrees that Landlord shall have no additional obligations, other than Landlord obligations required under the Lease, to perform any work or services with respect to the Premises, except that Landlord shall, at its sole cost and expense, which shall not be included as an Operating Cost of the Building: (i) pave the rear parking lot of the Building; (ii) perform all work necessary to the electrical and plumbing

systems located on the exterior of the Building (e.g., pumps) in order that the same comply with all applicable codes; and (iii) paint the exterior of the Building (collectively, "Landlord's Work"). Landlord acknowledges and agrees that Tenant shall not be responsible for any costs or expenses in connection with opening or developing an entrance into the parking areas from Beverly Road, and that any such expenses and costs shall not be included as an Operating Cost of the Building.

(2) Landlord's Work shall be: (i) of material, design, capacity, finish and color of the standard adopted by Landlord for the Building; (ii) subject to any limitations or restrictions imposed upon Landlord by reason of any applicable laws; and (iii) performed in accordance with all applicable laws, and in good and workmanlike manner.

(3) Landlord's Work shall be performed by Landlord as promptly as is reasonably practicable, and shall be done in connection with Tenant's continued occupancy of the Premises, during ordinary business hours of business days (it being understood and agreed by Tenant, that Landlord shall not be required in any way to expend sums on an overtime or premium pay basis), without diminution, abatement or reduction in rent or any other compensation to Tenant as a result thereof, and Tenant covenants and agrees to cooperate with Landlord in connection therewith.

6. A. Tenant represents and warrants to Landlord that: (i) Tenant has not dealt with any agent or broker in connection with this Sixth Amendment; (ii) this Sixth Amendment was not brought about or procured through the use or instrumentality of any agent or broker; and (iii) all negotiations with respect to the terms of this Sixth Amendment were conducted between Landlord and Tenant.

B. Tenant covenants and agrees to indemnify and hold Landlord harmless from and against any and all claims for commissions and other compensation made by any agent or agents and/or any broker or brokers based on any dealings between Tenant and any agent or agents and/or any broker or brokers, together with all costs and expenses incurred by Landlord in resisting such claims (including, without limitation, reasonable attorneys' fees and disbursements).

7. A. Tenant affirms that, except as expressly modified by this Sixth Amendment, the Lease and all the terms, covenants, conditions, provisions and agreements thereof, are hereby in all respects, ratified, confirmed and approved.

B. Tenant affirms that, as of the date hereof: (i) no breach or default by Landlord has occurred; and (ii) the Lease, and all the terms, covenants, conditions, provisions and agreements thereof, except as expressly modified by this Sixth Amendment, are in full force and effect, with no defenses or offsets thereto.

C. Tenant releases Landlord and its officers, directors, shareholders, partners, members, agents, servants, employees and contractors, of and from any and all claims, demands, suits, damages, judgments, costs, interest, expenses, debts, liabilities, obligations, controversies, actions and causes of action of every kind and nature, which are presently known to Tenant or

should have reasonably been known to Tenant, through the date hereof, based upon, arising out of, or in connection with, directly or indirectly, the Lease and/or the Premises. As of the date hereof, Tenant has no knowledge of any default by Landlord [illegible]

[illegible] This Sixth Amendment and the Lease contain the entire understanding between the parties with respect to the matters contained herein. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Sixth Amendment, except as are expressly contained herein. In the event that the terms or provisions of this Sixth Amendment conflict with any of the terms or provisions of the Lease, the terms and provisions of this Sixth Amendment shall [illegible]

9. This Sixth Amendment may not be changed orally, but only by an agreement in writing by the party against whom enforcement of any waiver, change, modification or discharge is sought.

10. This Sixth Amendment shall be binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and, except as otherwise provided in the Lease, as modified by this Sixth Amendment, their respective assigns.

11. The submission of this Sixth Amendment to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute a copy of this Sixth Amendment and unconditionally deliver the same to Tenant.

12. Tenant represents and warrants to Landlord that: (i) the execution, performance and delivery by Tenant of this Sixth Amendment does not violate any provisions of its Charter or By-Laws, or any indenture, document, agreement or other instrument which may be heretofore binding upon Tenant, and has been fully and validity authorized and approved by any required corporate action of Tenant; (ii) the obligations of Tenant under this Sixth Amendment are legal, valid, binding and enforceable against Tenant in accordance with its terms; and (iii) the person executing this Sixth Amendment on behalf of Tenant has the authority to so execute, perform and deliver same.

13. Tenant acknowledges and agrees that this Sixth Amendment is the result of extensive negotiations between the parties. This Sixth Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sixth Amendment to be drafted or prepared.

14. A determination that any provision of this Sixth Amendment is void, unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Sixth Amendment to any person or to particular circumstances is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15. This Sixth Amendment may be executed in one or more counterparts, each of which, when so executed and delivered, shall be deemed original, but all of which taken together shall constitute but one and the same instrument.

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16. This Sixth Amendment may be executed by facsimile transmission and shall be deemed to have been executed and delivered by each party on the date so transmitted to the other party, and in such event, each party will promptly furnish to the other party, an original counterpart hereof executed by such party.

17. The validity, performance and enforcement of this Sixth Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflicts of law principles.

18. Tenant's responsibility to comply with the Americans With Disabilities Act shall be limited to compliance related to, or in connection with, the Premises and that portion of the Common Area and parking area with respect to which Tenant has exclusive use of.

19. A. Subject to Landlord's prior consent and approval, which consent and approval shall not be unreasonably withheld, conditioned or delayed, and Tenant's compliance with any and all applicable laws, Tenant shall be permitted to install and maintain at Tenant's sole cost and expense: (i) an "Outlet Store" sign for the purpose of directing traffic to the rear of the Building; (ii) an electrical and/or neon sign in the window near the side entrance to the Premises; (iii) a Brooklyn Cheesecake and Desserts" sign; and (iv) a "Store Hours" sign.

B. Tenant shall remove on or before Tenant's execution of this Sixth Amendment, any signage located on the interior of the premises formerly occupied by Tenant, including, but not limited to, any paper signage located on the interior of the premises currently occupied by the dry cleaners.

IN WITNESS WHEREOF, the parties hereto have respectively executed this Sixth Amendment as of the day and year first above written.

WITNESS:

____

AIRPORT PLAZA SHOPPING CENTER, L.L.C. (Landlord)

By: ________________
Name: Dennis Mastrangelo
Title: Managing Director

ATTEST:

By: Limor Beck
Name: Limor Beck
Title: Corporate Secretary

J.M. SPECIALTIES, INC., A NEW JERSEY CORPORATION (Tenant)

By: ________________
Name: Ronald L. Schutté
Title: President

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